PRESS RELEASE

Contacts:
Michael E. Scheopner
President and Chief Executive Officer
Mark A. Herpich
Chief Financial Officer
(785) 565-2000

FOR IMMEDIATE RELEASE

July 16, 2014

Landmark Bancorp, Inc. Announces Conference Call to Discuss Second Quarter 2014 Earnings

(Manhattan, KS, July 16, 2014) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the second quarter of 2014 after the market closes on Tuesday, July 22, 2014. The Company will host a conference call to discuss these results on Wednesday, July 23, 2014 at 2:00 pm (CT). Investors may listen to the Company’s earnings call via telephone by dialing (877) 510-0473. Investors are encouraged to call the dial-in number at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through August 25, 2014, by dialing (877) 344-7529 and using conference number 10049896.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.